Exhibit 10.28

PZENA INVESTMENT MANAGEMENT, LLC

AMENDMENT NO. 3 TO AMENDED AND RESTATED OPERATING AGREEMENT

This Amendment No. 3 to the Amended and Restated Operating Agreement, dated as of October 30, 2007 and amended on March 24, 2010 and March 5, 2012 (collectively, the “Operating Agreement”) is hereby made and executed by Pzena Investment Management, Inc., as the Managing Member (the “Managing Member”) of Pzena Investment Management, LLC, a Delaware limited liability company (the “Company”) and the Class B Members of the Company listed on the signature pages hereto as of November 1, 2014. Capitalized terms used but not defined herein have the meanings given to them in the Operating Agreement.

Preliminary Statement

WHEREAS, the Managing Member has determined to amend Exhibit B to the Operating Agreement as set forth below; and

WHEREAS, pursuant to Section 11.01(a) of the Operating Agreement, terms and provisions therein may be modified or amended at any time and from time to time with the written consent of the Managing Member and a Majority in Interest of the Class B Members, subject to the limitations set forth in Section 11.01(b) thereof; and

NOW THEREFORE, pursuant to Section 11.01 of the Operating Agreement, the Operating Agreement is hereby amended as follows:

1.	Section 2.02 of Exhibit B shall be revised to add the following as paragraph (g) thereof:

“(g)    Notwithstanding anything else to the contrary in paragraphs (a) or (b) of this Section 2.02 or Section 2.01 of this Exhibit B, (i) the Company may grant Class B Unit-based awards under any of the Plans after November 1, 2014 (a “Future Plan Award”) pursuant to an award agreement between the Company and the grantee whereby the Company and the grantee agree that the first Exchange Date on which the grantee may exchange any vested Class B Units comprising or underlying any such Future Plan Award (the “Delayed Exchange Units”) shall be seven or more years after the date of grant of such Future Plan Award (the “Delayed Exchange Date”), (ii) up to all vested Delayed Exchange Units may be exchanged on the applicable Delayed Exchange Date or on any subsequent Exchange Date established by the Managing Member for the exchange of all vested Delayed Exchange Units or for exchanges of Class B Units by all Class B Members, irrespective of the 15% limitation referred to in paragraphs (a) and (b) of Section 2.02 of Exhibit B, and (iii) with respect to any Exchange Dates occurring before the Delayed Exchange Date, the Delayed Exchange Units shall not be considered held by the grantee for purposes of determining the total number of vested and unvested Units held by the grantee under Section 2.02(a)(1).

2.     Except as set forth herein, the provisions of the Operating Agreement remain in full force and effect.

This Amendment No. 3 may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

IN WITNESS WHEREOF, this Amendment has been duly executed to be effective as of November 1, 2014.

MANAGING MEMBER:

Pzena Investment Management Inc.

By: ___________________________________
Name: Richard S. Pzena
Title: Chief Executive Officer

CLASS B MEMBERS:

RICHARD PZENA By: Richard Pzena
THE AARON PZENA FAMILY TRUST By: William Greenblatt, Trustee
THE MICHELE PZENA FAMILY TRUST By: Laura Pzena, Trustee
THE ERIC PZENA FAMILY TRUST By: Robin Pzena, Trustee
THE DANIEL PZENA FAMILY TRUST By: Jeffrey Pzena, Trustee
JOHN GOETZ By: John Goetz

THE RACHEL THERESA GOETZ TRUST By: Gary Bachman, Trustee
THE CARRIE ESTHER GOETZ TRUST By: Gary Bachman, Trustee
WILLIAM LIPSEY By: William L. Lipsey
THE WILLIAM LIPSEY DYNASTY TRUST By: Amy Lipsey, Trustee
MICHAEL PETERSON By: Michael Peterson
THE MICHAEL D. PETERSON 2009 GRANTOR RETAINED ANNUITY TRUST By: Sarah Peterson, Trustee By: Tobi Zemsky, Trustee
THE SARAH M. PETERSON 2009 GRANTOR RETAINED ANNUITY TRUST By: Michael Peterson, Trustee By: Tobi Zemsky, Trustee